UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 21, 2010, the Bankruptcy Court entered a Bench Decision on Confirmation approving confirmation of the joint chapter 11 plan of reorganization (as amended, supplemented or modified, the "Plan") of Chemtura Corporation and 27 of its affiliated debtors and debtors in possession (the "Debtors").  On October 29, 2010, the Debtors filed technical amendments to the Plan and submitted to the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) the proposed Findings of Fact, Conclusions of Law and Order Confirming the Joint Chapter 11 Plan of Chemtura Corporation, et al. (the "Proposed Confirmation Order").  The Proposed Confirmation Order provides, among other things, that the Distribution Record Date (the date that the Confirmation Order is entered by the Bankruptcy Court) shall apply to all distributions except those with respect to classes of holders of publicly traded debt or equity securities.  With respect to classes of holders of publicly traded debt or equity securities, distributions pursuant to the Plan shall be made on or as soon as practicable after the effective date of the Plan.  The Company continues to take actions and work toward emerging from chapter 11 as soon as practicable.  The effective date for the Plan has not yet been set.   Further information regarding distributions to each class under the Plan will be provided after a confirmation order is issued by the Bankruptcy Court.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	November 1, 2010